UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2018

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Other Events.

As previously announced, on November 14, 2018, we entered into a binding term sheet with Elliott Management Corporation for a $7.5 million 3-year convertible debt facility. As disclosed in our November 14, 2018 quarterly conference call, the term sheet required us to amend, and on December 19, 2018, we amended the following warrants held by Elliott Associates, L.P. and its affiliates to reduce the exercise price of each warrant to $0.001 per share: warrants issued in May 2013 to purchase up to an aggregate of 500,000 shares of our common stock with a pre-amendment exercise price of $0.65 per share and an expiration date of May 30, 2019; and warrants issued in October 2013 to purchase up to an aggregate of 750,000 shares of our common stock with a pre-amendment exercise price of $0.90 per share and an expiration date of October 22, 2019. The reductions in the exercise prices will be rescinded in the event (i) we use our best efforts to consummate the transactions contemplated by and on the terms set forth in the term sheet, and (ii) notwithstanding such efforts, such transactions are not consummated. We are negotiating the definitive documents for the convertible debt facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: December 21, 2018	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer